September 2024

Pricing Supplement No. 3,812

Registration Statement Nos. 333-275587; 333-275587-01

Dated September 26, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 20% of the stated principal amount. The securities will be automatically redeemed if the determination closing price of each of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF, which we refer to as the underlying shares, on any of the monthly determination dates (beginning six months after the original issue date) is greater than or equal to 90% of its respective initial share price, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,233.75 per $1,000 security. If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than its respective call threshold level but neither of the underlying shares has decreased by an amount greater than the specified buffer amount from its respective initial share price, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective initial share price by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors may lose up to 80% of the stated principal amount of the securities. The securities are for investors who are willing to forego current income and participation in the appreciation of either of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above the respective call threshold level on a monthly determination date or the final determination date, respectively, and the buffer feature that applies to only a limited range of performance of the underlying shares. Because all payments on the securities are based on the worst performing of the underlying shares, a decline of more than 20% by either of the underlying shares will result in a loss of your investment, even if the other underlying shares has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	VanEck® Gold Miners ETF (the “GDX Shares”) and SPDR® S&P® Metals & Mining ETF (the “XME Shares”)
Aggregate principal amount:	$1,478,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 26, 2024
Original issue date:	September 30, 2024 (2 business days after the pricing date)
Maturity date:	July 1, 2027
Early redemption:

The securities are not subject to early redemption until six months after the original issue date. Following this 6-month initial non-call period, if, on any monthly determination date, beginning on March 26, 2025, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying shares is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after six months, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Call threshold level:	With respect to the GDX Shares, $37.476, which is 90% of its initial share price With respect to the XME Shares, $57.816, which is 90% of its initial share price
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

$1,233.75

●If the final share price of either of the underlying shares is less than its respective call threshold level but neither of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000

●If the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000 × (share performance factor of the worst performing underlying shares + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$957.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$28.50	$971.50
Total	$1,478,000	$42,123	$1,435,877

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $28.50 for each security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each of the underlying shares, 20%. As a result of the buffer amount of 20%, the value at or above which each of the underlying shares must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the GDX Shares, $33.312, which is 80% of its initial share price

With respect to the XME Shares, $51.392, which is 80% of its initial share price

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Initial share price:	With respect to the GDX Shares, $41.64, which is its closing price on the pricing date With respect to the XME Shares, $64.24, which is its closing price on the pricing date
Determination closing price:	With respect to each of the underlying shares, on any trading day, the respective closing price for such underlying shares on such trading day
Final share price:	With respect to the GDX Shares, the closing price on the final determination date With respect to the XME Shares, the closing price on the final determination date
Closing price:	For any trading day, the share closing price of one share of the relevant underlying shares multiplied by the adjustment factor for such underlying shares
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61776RWD2 / US61776RWD24
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	3/26/2025	1st early redemption date:	3/31/2025	$1,042.50
2nd determination date:	4/28/2025	2nd early redemption date:	5/1/2025	$1,049.583
3rd determination date:	5/27/2025	3rd early redemption date:	5/30/2025	$1,056.667
4th determination date:	6/26/2025	4th early redemption date:	7/1/2025	$1,063.75
5th determination date:	7/28/2025	5th early redemption date:	7/31/2025	$1,070.833
6th determination date:	8/26/2025	6th early redemption date:	8/29/2025	$1,077.917
7th determination date:	9/29/2025	7th early redemption date:	10/2/2025	$1,085.00
8th determination date:	10/27/2025	8th early redemption date:	10/30/2025	$1,092.083
9th determination date:	11/26/2025	9th early redemption date:	12/2/2025	$1,099.167
10th determination date:	12/26/2025	10th early redemption date:	12/31/2025	$1,106.25
11th determination date:	1/26/2026	11th early redemption date:	1/29/2026	$1,113.333
12th determination date:	2/26/2026	12th early redemption date:	3/3/2026	$1,120.417
13th determination date:	3/26/2026	13th early redemption date:	3/31/2026	$1,127.50
14th determination date:	4/27/2026	14th early redemption date:	4/30/2026	$1,134.583
15th determination date:	5/26/2026	15th early redemption date:	5/29/2026	$1,141.667
16th determination date:	6/26/2026	16th early redemption date:	7/1/2026	$1,148.75
17th determination date:	7/27/2026	17th early redemption date:	7/30/2026	$1,155.833
18th determination date:	8/26/2026	18th early redemption date:	8/31/2026	$1,162.917
19th determination date:	9/28/2026	19th early redemption date:	10/1/2026	$1,170.00
20th determination date:	10/26/2026	20th early redemption date:	10/29/2026	$1,177.083
21st determination date:	11/27/2026	21st early redemption date:	12/2/2026	$1,184.167
22nd determination date:	12/28/2026	22nd early redemption date:	12/31/2026	$1,191.25
23rd determination date:	1/26/2027	23rd early redemption date:	1/29/2027	$1,198.333
24th determination date:	2/26/2027	24th early redemption date:	3/3/2027	$1,205.417
25th determination date:	3/29/2027	25th early redemption date:	4/1/2027	$1,212.50
26th determination date:	4/26/2027	26th early redemption date:	4/29/2027	$1,219.583
27th determination date:	5/26/2027	27th early redemption date:	6/1/2027	$1,226.667
Final determination date:	6/28/2027	See “Maturity date” above.		See “Payment at maturity” above.

September 2024 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF on any monthly determination date (beginning after six months) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,233.75 per $1,000 security. If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than its respective call threshold level but neither of the underlying shares has decreased by an amount that is greater than the specified buffer amount from its respective initial share price, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective initial share price by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount of the securities. Accordingly, investors in the securities may lose up to 80% of the stated principal amount of the securities. Investors will not participate in any appreciation in the price of either of the underlying shares.

Maturity:	Approximately 2.75 years
Automatic early redemption:

If, on any monthly determination date, beginning March 26, 2025 (six months after the original issue date), the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each monthly determination date, as follows:
	●1st determination date:	$1,042.50
	●2nd determination date:	$1,049.583
	●3rd determination date:	$1,056.667
	●4th determination date:	$1,063.75
	●5th determination date:	$1,070.833
	●6th determination date:	$1,077.917
	●7th determination date:	$1,085.00
	●8th determination date:	$1,092.083
	●9th determination date:	$1,099.167
	●10th determination date:	$1,106.25
	●11th determination date:	$1,113.333
	●12th determination date:	$1,120.417
	●13th determination date:	$1,127.50
	●14th determination date:	$1,134.583
	●15th determination date:	$1,141.667
	●16th determination date:	$1,148.75
	●17th determination date:	$1,155.833
	●18th determination date:	$1,162.917
	●19th determination date:	$1,170.00

September 2024 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

	●20th determination date:	$1,177.083
	●21st determination date:	$1,184.167
	●22nd determination date:	$1,191.25
	●23rd determination date:	$1,198.333
	●24th determination date:	$1,205.417
	●25th determination date:	$1,212.50
	●26th determination date:	$1,219.583
	●27th determination date:	$1,226.667
	No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

$1,233.75

●If the final share price of either of the underlying shares is less than its respective call threshold level but neither of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000

●If the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000 × (share performance factor of the worst performing underlying shares + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $957.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent

September 2024 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2024 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF on any monthly determination date (beginning after six months) is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

When each of the underlying shares closes at or above its respective call threshold level on any monthly determination date (beginning after six months), the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in the price of either of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $1,233.75 per stated principal amount. Investors do not participate in any appreciation in the price of either of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective call threshold level, but neither of the underlying shares has decreased by an amount greater than the specified buffer amount from its respective initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective initial share price by an amount greater than the buffer amount of 20%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying shares from its respective initial share price beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

September 2024 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each of the underlying shares on each of the monthly determination dates, and the payment at maturity will be determined by reference to the determination closing price of each of the underlying shares on the final determination date. The actual initial share prices and call threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each monthly determination date (beginning after six months), as follows:

	●1st determination date:	$1,042.50
	●2nd determination date:	$1,049.583
	●3rd determination date:	$1,056.667
	●4th determination date:	$1,063.75
	●5th determination date:	$1,070.833
	●6th determination date:	$1,077.917
	●7th determination date:	$1,085.00
	●8th determination date:	$1,092.083
	●9th determination date:	$1,099.167
	●10th determination date:	$1,106.25
	●11th determination date:	$1,113.333
	●12th determination date:	$1,120.417
	●13th determination date:	$1,127.50
	●14th determination date:	$1,134.583
	●15th determination date:	$1,141.667
	●16th determination date:	$1,148.75
	●17th determination date:	$1,155.833
	●18th determination date:	$1,162.917
	●19th determination date:	$1,170.00
	●20th determination date:	$1,177.083
	●21st determination date:	$1,184.167
	●22nd determination date:	$1,191.25
	●23rd determination date:	$1,198.333
	●24th determination date:	$1,205.417
	●25th determination date:	$1,212.50
	●26th determination date:	$1,219.583
	●27th determination date:	$1,226.667
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

$1,233.75

●If the final share price of either of the underlying shares is less than its respective call threshold level but neither of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000

●If the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

September 2024 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

$1,000 × (share performance factor of the worst performing underlying shares + 20%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the GDX Shares: $30.00 With respect to the XME Shares: $40.00
Hypothetical Call Threshold Level:	With respect to the GDX Shares: $27.00, which is 90% of its hypothetical initial share price With respect to the XME Shares: $36.00, which is 90% of its hypothetical initial share price

September 2024 Page 8

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	GDX Shares Determination Closing Price	XME Shares Determination Closing Price	Payment (per security)
1st Determination Date	$40.00 (at or above the call threshold level)	$16.00 (below the call threshold level)	--
2nd Determination Date	$35.00 (at or above the call threshold level)	$48.00 (at or above the call threshold level)	$1,049.583

In this example, on the first determination date, the determination closing price of one of the underlying shares is at or above its respective call threshold level, but the determination closing price of the other underlying shares is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each of the underlying shares is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,049.583 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in the price of either of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying shares close below the respective call threshold level(s) on each of the monthly determination dates (beginning after six months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	GDX Shares Final Price	XME Shares Final Price	Payment at Maturity (per security)
Example 1:	$40.00 (at or above its call threshold level)	$50.00 (at or above its call threshold level)	$1,233.75
Example 2:	$25.50 (below its call threshold level but has not decreased from the initial share price by an amount greater than the buffer amount of 20%)	$48.00 (at or above its call threshold level)	$1,000
Example 3:	$37.50 (at or above its call threshold level)	$20.00 (below its call threshold level and has decreased from the initial share price by an amount greater than the buffer amount of 20%)	$1,000 x [($20.00 / $40.00) + 20%] = $700
Example 4:	$6.00 (below its call threshold level and has decreased from the initial share price by an amount greater than the buffer amount of 20%)	$30.00 (below its call threshold level and has decreased from the initial share price by an amount greater than the buffer amount of 20%)	$1,000 x [($6.00 / $30.00) + 20%] = $400

In example 1, the final share price of each of the underlying shares is at or above its respective call threshold level. Therefore, investors receive $1,233.75 per security at maturity. Investors do not participate in any appreciation in the price of either of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above its respective call threshold level, while the final share price of the other underlying shares has decreased from its respective call threshold level, but neither of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 20%. The XME Shares have increased 20% from the initial share price to the final share price and the GDX Shares have declined 15% from their initial share price to their final share price. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in the price of either of the underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its respective call threshold level, but the final share price of the other underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 20%. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity beyond the buffer amount. The GDX Shares have increased 25% from their initial share price to their final share price and the XME Shares have declined 50% from the initial share price to the final share price. Therefore, investors receive a payment at maturity of $700 per security.

September 2024 Page 9

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

In example 4, the final share price of each of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 20%. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity beyond the buffer amount. The XME Shares have declined 25% from the initial share price to the final share price and the GDX Shares have declined 80% from their initial share price to their final share price. Therefore, investors receive a payment at maturity of $400 per security.

If the securities are not redeemed prior to maturity and the final share price of either of the underlying shares has decreased by more than the buffer amount of 20% from its respective initial share price, you will be exposed to the downside performance of the worst performing underlying shares at maturity beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

September 2024 Page 10

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final share price of either of the underlying shares has decreased from its respective call threshold level and has decreased from the respective initial share price by an amount greater than the buffer amount of 20%, you will be exposed to the decline in the price of the worst performing underlying shares, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 80% of your investment.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective call threshold level on any monthly determination date (beginning after six months), or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above its call threshold level. In all cases, you will not participate in any appreciation in the price of either of underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of each of the underlying shares on any day, including in relation to its respective initial share price and call threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

odividend rates on the stocks constituting the share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the price of each of the underlying shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factors,

othe composition of the underlying shares and changes in the constituents of the underlying shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlying shares at the time of sale is near or below 80% of its respective initial share price or if market interest rates rise.

The price of one or both of the underlying shares may be, and each has recently been, volatile, and we can give you no assurance that the volatility will lessen. If the final share price of either of the underlying shares is less than 80% of its respective initial share price, you will be exposed on a 1-to-1 basis to the decline in the final share price of the worst performing underlying shares beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “VanEck® Gold Miners ETF Overview” and “SPDR® S&P® Metals & Mining ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations

September 2024 Page 11

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of either of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2.75-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events,

September 2024 Page 12

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares or the component stocks of the share underlying indices listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of either of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the price at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels and the final share prices, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event or discontinuance of an underlying share. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

September 2024 Page 13

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive an early redemption payment, each of the underlying shares must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one of the underlying shares has decreased by more than 20% from its respective initial share price as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares beyond the buffer amount, even if the other underlying shares has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such

September 2024 Page 14

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the GDX Shares are subject to currency exchange risk.  Because the prices of the GDX Shares are related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the NYSE Arca Gold Miners Index, the price of the GDX Shares will be adversely affected.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the metals and mining industry. All or substantially all of the equity securities held by the XME Shares are issued by companies whose primary line of business is directly associated with the metals and mining industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Metals and mining companies can be significantly affected by events relating to international political and economic developments, energy conservation, exploration projects, commodity prices and tax and other governmental regulations. Investments in metals and mining companies may be speculative and may be subject to greater price volatility than investments in other types of companies. Risks of metals and mining investments include: changes in international monetary policies or economic and political conditions that can affect the supply of precious metals and consequently the value of metals and mining company investments; the United States or foreign governments may pass laws or regulations limiting metals investments for strategic or other policy reasons; and increased environmental or labor costs may depress the value of metals and mining investments. These factors could affect the metals and mining industry and could affect the value of the equity securities held by the XME Shares and the price of the XME Shares during the term of the securities, which may adversely affect the value of your securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment adviser to each of the underlying shares (VanEck Associates Corporation for the GDX Shares and SSGA Funds Management, Inc for the XME Shares), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the securities composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the securities constituting the respective share underlying index or make other methodological changes that could change the value of the respective share underlying index, and, consequently, the price of the underlying shares and the value of the securities. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.

￭The performance and market price of either of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and

September 2024 Page 15

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if either of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

September 2024 Page 16

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

VanEck® Gold Miners ETF Overview

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck® Gold Miners ETF is accurate or complete.

Information as of market close on September 26, 2024:

Bloomberg Ticker Symbol:	GDX UP
Current Share Price:	$41.64
52 Weeks Ago:	$27.74
52 Week High (on 9/26/2024):	$41.64
52 Week Low (on 2/28/2024):	$25.78

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2019 through September 26, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on September 26, 2024 was $41.64. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the GDX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the GDX Shares at any time, including on the determination dates.

GDX Shares Daily Closing Prices January 1, 2019 to September 26, 2024

September 2024 Page 17

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

VanEck® Gold Miners ETF (CUSIP 92189F106)	High ($)	Low ($)	Period End ($)
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter	33.27	26.68	32.35
Second Quarter	35.87	29.22	30.11
Third Quarter	32.63	26.91	26.91
Fourth Quarter	31.98	25.91	31.01
2024
First Quarter	31.62	25.78	31.62
Second Quarter	37.24	32.03	33.93
Third Quarter (through September 26, 2024)	41.64	33.89	41.64

This document relates only to the securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

September 2024 Page 18

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

September 2024 Page 19

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

SPDR® S&P® Metals & Mining ETF Overview

The SPDR® S&P® Metals & Mining ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Metals & Mining Select IndustryTM Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Metals & Mining ETF. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Metals & Mining ETF is accurate or complete.

Information as of market close on September 26, 2024:

Bloomberg Ticker Symbol:	XME UP
Current Share Price:	$64.24
52 Weeks Ago:	$51.04
52 Week High (on 7/16/2024):	$65.22
52 Week Low (on 10/23/2023):	$48.56

The following graph sets forth the daily closing prices of the XME Shares for the period from January 1, 2019 through September 26, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XME Shares for each quarter in the same period. The closing price of the XME Shares on September 26, 2024 was $64.24. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XME Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XME Shares at any time, including on the determination dates.

XME Shares Daily Closing Prices January 1, 2019 to September 26, 2024

September 2024 Page 20

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

SPDR® S&P® Metals & Mining ETF (CUSIP 78464A755)	High ($)	Low ($)	Period End ($)
2019
First Quarter	31.84	26.01	29.68
Second Quarter	30.98	24.40	28.38
Third Quarter	29.06	24.59	25.45
Fourth Quarter	29.52	24.93	29.29
2020
First Quarter	29.16	14.31	16.13
Second Quarter	23.82	15.69	21.19
Third Quarter	25.62	20.55	23.24
Fourth Quarter	33.64	23.50	33.44
2021
First Quarter	41.56	32.35	39.92
Second Quarter	47.76	39.17	43.06
Third Quarter	46.28	39.41	41.74
Fourth Quarter	47.31	40.28	44.78
2022
First Quarter	63.33	41.02	61.29
Second Quarter	65.85	43.40	43.40
Third Quarter	53.45	40.94	42.49
Fourth Quarter	54.79	44.17	49.81
2023
First Quarter	59.08	49.12	53.16
Second Quarter	53.48	44.52	50.82
Third Quarter	53.90	49.55	52.50
Fourth Quarter	61.40	48.56	59.83
2024
First Quarter	60.28	54.61	60.28
Second Quarter	65.15	57.95	59.33
Third Quarter (through September 26, 2024)	65.22	54.20	64.24

This document relates only to the securities referenced hereby and does not relate to the XME Shares.  We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XME Shares (and therefore the price of the XME Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XME Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XME Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XME Shares.

“Standard & Poor’s®,” “S&P®,” “SPDR®” and “S&P® Metals & Mining Select IndustryTM Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no

September 2024 Page 21

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Metals & Mining Select IndustryTM Index. The S&P® Metals & Mining Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the following Global Industry Classification Standard (“GICS®”) sub-industries of the S&P® Total Market Index: aluminum; coal and consumable fuels, copper, diversified metals and mining, gold, precious metals and minerals, silver and steel. The S&P® Metals & Mining Select IndustryTM Index is calculated and disseminated by S&P® Dow Jones Indices LLC.

September 2024 Page 22

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the GDX Shares, the NYSE Arca Gold Miners Index With respect to the XME Shares, the S&P® Metals & Mining Select IndustryTM Index
Share underlying index publisher:	With respect to the GDX Shares, ICE Data Indices, LLC, or any successor thereof With respect to the XME Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

September 2024 Page 23

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so

September 2024 Page 24

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the price at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $28.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the

September 2024 Page 25

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due July 1, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF

Principal at Risk Securities

accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement, the index supplement or in the prospectus.

September 2024 Page 26